EXHIBIT 99.3
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FOR IMMEDIATE RELEASE



CONTACTS:    Dave Stedman              Steve Thomson
             President                 Chief Financial Officer
             LION, Inc.                LION, Inc.
             800-546-6463              800-546-6463

                      LION ANNOUNCES RESULTS OF JURY TRIAL
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                              WITH FORMER DIRECTOR
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SEATTLE, WA - JUNE 5, 2002--LION, INC. (OTC Bulletin Board: LINN), a leader in online services for connecting mortgage brokers with consumers and lenders, today announced results of its jury trial with a former director.

Prior to the conclusion of the jury trial (Billy R. Anders v. Plenum Communications, Inc, a Minnesota corporation, Allen Ringer, and the marital community of Allen Ringer and Jane Doe Ringer filed in the Spokane County Superior Court, Case No. 00-207342-3) completed on May 31, 2002, Mr. Anders' claims of negligent misrepresentation and racial discrimination on the basis of disparate treatment and retaliation were dismissed. In addition, the Company's counterclaims against Mr. Anders were also dismissed.

The jury did find that there had been a breach of an oral contract and an intentional misrepresentation made to Mr. Anders by Allen Ringer, the former President acting on behalf of the Company, and awarded the plaintiff $357,000 in damages. The Company intends to file a notice of appeal and bring a separate action seeking coverage by its insurance carriers. If LION is unsuccessful in these efforts, it would be required to pay the judgment for damages, which would have an adverse impact on the Company's cash flows sometime during 2002. The Company intends to record the damage award totaling $357,000 as an expense during the second quarter of 2002.

"The Anders lawsuit has been an unfortunate distraction for the past 18 months," states President David Stedman. "While we do plan to appeal the judgment, we are pleased to have this dispute substantially behind us and be able to focus on growing our business. Looking forward, we are still very encouraged with the steady progress that we are making with our key initiatives and strategic partnerships. We expect to continue to see improving performance in the second half of this year."

ABOUT LION:

LION, Inc. is a leader in online services that connect mortgage brokers with lenders and consumers more efficiently. The Company serves over 6,400 brokers with online broker loan search and productivity tools that are linked to over 23,000 loan programs nationwide. LION

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also provides the foundational architecture and database for co-branded and private label web sites that connect consumers to leading companies in the over $2 trillion mortgage industry. LION, Inc. has offices in two locations: Seattle, at 4700-42nd Ave. SW, Seattle, WA 98116, and Denver, at 2000 S Colorado Blvd, Denver, CO, 80222. For more information, please visit www.lioninc.com.

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This press release contains forward-looking statements that involve risks and uncertainties concerning our expected performance (as described without limitation in the quotations from current management in this release). Actual results may differ materially from the results predicted and reported results should not be considered as an indication of our future performance. We believe that these potential risks and uncertainties include, without limitation: our substantial dependence on mortgage brokers and the mortgage broker industry; mortgage market trends; interest rate changes; housing and consumer trends effecting home purchases; the management of our potential growth; risks of new business areas and new Internet technology; joint-marketing and sales agreements; our need for additional financing; our ability to attract and retain high quality employees; changes in the overall economy and in technology; and the number and size of our Internet competitors. Statements in this release should be evaluated in light of these important factors. All information set forth in this release is as of June 5, 2002, and LION undertakes no duty to update this information. More information about these and other important factors that could affect our business and financial results is included in our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001, including (without limitation) under the captions, "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations", which is on file with the Securities and Exchange Commission. Additional information may also be set forth in those sections in our quarterly reports on Form 10-QSB previously filed or to be filed with the Securities and Exchange Commission.